AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT
June 29, 2004

                    Reference is made to that certain Registration Rights Agreement dated March 22, 2004 by and between Ventures-National Incorporated d/b/a Titan General Holdings, Inc., a Utah corporation (the "Company") and LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands ( "Laurus"") (the "Registration Rights Agreement") pursuant to which, among other things, the Company agreed to undertake the registration with the Securities and Exchange Commission of a note in the original principal amount of Seven Hundred Fifty Thousand Dollars ($750,000) (the "Note") and a warrant to purchase up to 750,000 shares of the Company's common stock. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Registration Rights Agreement.

                    WHEREAS, the Company and Laurus have agreed to amend and restate the Note and in connection therewith, the Company has agreed to issue an additional common stock purchase warrant to purchase up to 1,800,000 shares of the common stock of the Company (the "New Warrant"); and

WHEREAS, each of the Company and Laurus desires to make certain changes to the Registration Rights Agreement to reflect the changes made to the Note and to register the New Warrant .
NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1 of the Registration Rights Agreement is hereby deleted in its entirety and the following inserted in its stead:
                    "1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Securities Purchase Agreement shall have the meanings given such terms in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

"Commission" means the Securities and Exchange Commission.
"Common Stock" means shares of the Company's common stock, par value $0.001 per share.
"Effectiveness Date" means the October 1, 2004.
"Effectiveness Period" shall have the meaning set forth in Section 2(a). ----------------------------------------------------------------------------------------------------------
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.
"Filing Date" means, with respect to the Registration Statement required to be filed hereunder, a date no later than August 15, 2004.
"Holder" or "Holders" means the Purchaser or any of its affiliates or transferees to the extent any of them hold Registrable Securities.
"Indemnified Party" shall have the meaning set forth in Section 5(c).
"Indemnifying Party" shall have the meaning set forth in Section 5(c).

                    "Note" means that certain note of the Company issued to the Holder in the original principal amount of Seven Hundred Fifty Thousand Dollars ($750,000), and any revisions, amendments, modifications and supplements thereto.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                    "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

"Registrable Securities" means the shares of Common Stock issued upon the conversion of the Note and issuable upon exercise of the Warrants.

                    "Registration Statement" means each registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                    "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                    "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

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                    "Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Securities Act" means the Securities Act of 1933, as amended, and any successor statute.
"Securities Purchase Agreement" means the agreement between the parties hereto calling for the issuance by the Company of $750,000 of convertible Note plus the March Warrant.
"Trading Market" means any of the NASD OTC Bulletin Board, NASDAQ SmallCap Market, the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange.

                    "Warrants" means collectively, each of (i) the Common Stock purchase warrants to purchase up to 750,000 shares of the Company's Common Stock issued to the Holder on March 22, 2004 and (ii) the Common Stock purchase warrants to purchase up to 1,800,000 shares of the Company's Common Stock issued to the Holder on June 29, 2004.

The foregoing amendment shall be effective as of the date hereof.
There are no other amendments to the Registration Rights Agreement, and all of the other forms, terms and provisions of the Registration Rights Agreement remain in full force and effect.

The Company hereby represents and warrants to Laurus that as of the date hereof all representation, warranties and covenants made by Company in connection with the Registration Rights Agreement are true correct and complete and all of Company's covenants requirements have been met.

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IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment No. 1 to Registration Rights Agreement signed in its name effective as of this 29th day of June, 2004
                                                                 VENTURES-NATIONAL INCORPORATED
                                                                  D/B/A TITAN GENERAL HOLDINGS, INC.

                                                                  By:   /s/ Daniel D. Guimond
                                                                  Name: Daniel D. Guimond
                                                                  Title: Chief Financial Officer

                                                                  LAURUS MASTER FUND, LTD

                                                                  By:    /s/ David Grin
                                                                  Name: David Grin
                                                                  Title: Partner/Fund Manager